UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Victory Portfolios
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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We need your help.

September 30, 2014

Dear Fellow Munder Funds Shareholder:

By now you have received one or more follow up letters from us related to the need for your proxy voting instructions for the 2014 Special Meeting of Shareholders of your fund(s).  The main purpose of this process is to obtain shareholder approval for a vote on an Agreement and Plan of Reorganization under which each Munder Fund will reorganize into a newly created corresponding series of The Victory Portfolios.  Shareholder approval is needed to ensure that the proposed reorganizations can proceed.

In order for this transaction to close, we need your proxy vote.  The Special Meeting of Shareholders has been adjourned until October 15, 2014 to provide shareholders who have not yet voted their proxy with additional time to do so.

Victory and Munder believe the reorganizations will benefit the Munder Funds and their shareholders by offering them the continued ability to benefit from the expertise of the same portfolio managers currently managing each Munder Fund and opportunities for increased asset growth and improved economies of scale, over the long-term, as a result of Victory’s distribution capabilities.

Your vote is truly important as every share counts toward reaching the required majority of shares present at the meeting as is required for the transaction.  Responses thus far have been overwhelmingly favorable, however due to a relative high vote requirement; we need your help to secure the remaining shares needed.

Please help us by calling us to vote your shares by phone at 1-800-331-7487.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time. Please have the enclosed proxy card at the time of your call.  Thank you for taking a couple minutes now to vote your shares.

Sincerely,

James V. FitzGerald
President, Munder Series Trust

MUNDER SERIES TRUST

480 Pierce Street, Birmingham, Michigan 48009

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE

REGARDING YOUR INVESTMENT

September 30, 2014

Re: Munder Growth Opportunities Fund

Dear Shareholder:

It is very important that we reach you regarding your investment in the Munder Growth Opportunities Fund.  We apologize for sending you another letter, but we have attempted to reach you repeatedly.  Please take a minute now to call us at the number below.

Since it is essential to the business of the Fund that we speak to you soon, we have operators ready to answer your call between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday.

Please call us toll free at 1-800-331-7487 extension 278

Thank you for your attention to this matter.

Sincerely,

James V. FitzGerald
President, Munder Series Trust

MUNDER SERIES TRUST

480 Pierce Street, Birmingham, Michigan 48009